UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 13, 2022

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-2578432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Sunrise Park Road, New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.06-2/3 per share.	BCPC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Securities Purchase Agreement

On June 13, 2022, Balchem Corporation, (“Balchem”), and its wholly-owned subsidiary, Balchem B.V., a Dutch company (Balchem and Balchem B.V. being hereinafter collective referred to as “Buyers”), entered into a Share Purchase Agreement (the “Agreement”) among (a) Buyers and Kechu MidCo AS, as seller (“Seller”), providing for the purchase by Buyers of Kechu BidCo AS and its subsidiary companies (the “Group”), including Kappa Bioscience AS, a leading science-based manufacturer of specialty Vitamin K2 for the human nutrition industry, headquartered in Oslo, Norway (hereinafter collectively referred to as “Kappa”).

The following is a summary of the terms and conditions of the Agreement:

•
Pursuant to, and subject to the terms and conditions of, the Agreement, Buyers will acquire all of the issued and outstanding securities of Kechu BidCo AS (the “Securities”) from the Seller (the “Transaction”).

•
The purchase price for the Securities (the “Enterprise Value”) is 3.175 billion Norwegian Kroner (approximately USD $338 million) in cash. In addition to the Enterprise Value, Seller has an opportunity to receive an additional “earn-out” payment in 2024 of 0% to approximately 16% of the Enterprise Value, subject to achievement of growth and other performance targets for the Group.

•
Each of the parties made customary representations and warranties pursuant to the Agreement.  In the case of the representations and warranties made by Seller, such representations and warranties generally survive for 18 months after the closing date, subject to certain exceptions.

•
A representations and warranties insurance policy has been purchased by the Buyers in connection with the Agreement, under which the Buyers may, subject to exclusions, policy limits and certain other terms and conditions, seek coverage for breaches of the Seller’s representations and warranties.

•
Seller has agreed, subject to limitations set forth in the Agreement, to indemnify and hold Balchem harmless from and against, among other things, various losses that may be incurred by Balchem as a result of certain losses relating to a product line that is not part of the Transaction and was associated with the pre-closing operations of Kappa AS’ non-operating German subsidiary.

•	The Agreement also includes certain non-competition and non-solicitation covenants by those who benefit from the Transaction.

•
Closing under the Agreement is subject to customary closing conditions.  Balchem currently anticipates that the closing of the acquisition will occur during the second quarter of 2022, although no assurance can be given in that regard.

•	The Transaction will be financed through Balchem’s existing revolving credit facility and cash on hand.

The foregoing summary of the Agreement and the other transactions contemplated thereby, including the Transaction, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been included to provide investors with information regarding its terms.  The Agreement is not intended to provide any factual information about Buyers or Seller. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement, were solely for the benefit of the parties to the Agreement and are subject to limitations agreed upon by the parties to the Agreement, including being qualified by information that was disclosed in the data room provided by Seller in respect of the transaction.  Moreover, the representations and warranties contained in the Agreement were made for the purpose of allocating contractual risk between the parties to the Agreement instead of establishing matters as facts and may be subject to standards of materiality applicable to the parties to the Agreement that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of Buyers, Seller, or Kappa.  Additionally, information concerning the subject matter of the representations and warranties contained in the Agreement may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Balchem’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On June 14, 2022, Balchem issued a press release announcing its entry into the Agreement and the Transaction, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Share Purchase Agreement, dated as of June 13, 2022, between Kechu MidCo AS as seller and Balchem Corporation and Balchem B.V. as buyers. Portions of the Exhibit have been omitted.
99.1**	Press release dated June 14, 2022.

*
Certain portions of, and schedules to, the Share Purchase Agreement have been omitted pursuant to Instruction 6 to Form 8-K and Items 601(a)(5) and 601(b)(10) of Regulation S-K.  These schedules consist of: (i) Equity Bridge, (ii) Management Accounts, (iii) Material Agreements, (iv) Earn-Out, (v) Consents from third parties, and (vi) Warranty Insurance Policy.

**	This exhibit is furnished as part of this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This report, including the exhibits filed and furnished herewith, contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally can be identified because they relate to the topics set forth above or by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings, and include the statements regarding timing of closing of the transaction, Kappa’s revenues and growth prospects, timing and amount of any earn-out payment as well as the impact of the transaction on Balchem’s earnings per share. Similarly, statements that describe the Balchem’s objectives, plans or goals, are, or may be, forward-looking statements.   These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: any delay or failure to complete the acquisition of Kappa on the terms previously agreed or difficulty in integrating the acquisition if closed or realizing on the anticipated business from the acquisition; changes to Balchem’s business, its industry, or the overall economic climate, general industry conditions and competition; product or other liability risk inherent in the design, development, manufacture and marketing of its offerings; inability to enhance Balchem’s existing or introduce new products or services in a timely manner; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; and difficulty in integrating other acquisitions into Balchem’s existing business, thereby reducing or eliminating the anticipated benefits of the acquisition of Kappa. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in Balchem’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission. All forward-looking statements in this report speak only as of the date of this report or as of the date they are made and are qualified in their entirety by the above cautionary statement.  Balchem assumes no duty to update its outlook or other forward-looking statements as of any future date, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

By:/s/ Mark Stach
Mark Stach, General Counsel and Secretary

Dated: June 15, 2022